Exhibit 10.1(l)

                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                        1995 INCENTIVE COMPENSATION PLAN


     WHEREAS, the Century Telephone Enterprises, Inc. 1995 Incentive Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 19, 1995, ratified by the Board of Directors on February 21, 1995 and approved by the shareholders on May 11, 1995; and

     WHEREAS, an amendment to the Plan was adopted by the Compensation Committee of the Board of Directors on November 20, 1996 and ratified by the Board of Directors on November 21, 1996 to remove restrictions no longer applicable under recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934 that
(a) relate to the elimination of a six-month holding period applicable to awards granted under the Plan; (b) permit transfer of stock options and stock appreciation rights for estate planning purposes; and (c) make certain other changes in order to reflect the terms of Rule 16b-3, as recently amended.

     NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Section 2.1 is hereby amended to read in its entirety as follows:

          2.1 Composition. The Plan shall be administered by the compensation committee of the Board of Directors of Century, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder.

                                       II.

     Section 6.3 is hereby amended to read in its entirety as follows:

          6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee. Subject to Section 10.12, each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time, except to the extent of any automatic acceleration of stock options under Section 10.12.

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                                      III.

     Section 7.2 is hereby amended to read in its entirety as follows:

          7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 10.4 and under the conditions described in Section
     10.12 hereof.

                                       IV.

     Section 8.2 is hereby amended to read in its entirety as follows:

          8.2 Duration and Time for Exercise. Subject to Section 10.12, the term and exercisability of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee in the Incentive Agreement, each SAR issued in connection with a stock option shall become exercisable at the same time or times, to the same extent and upon the same conditions as the related stock option. The Committee may in its discretion accelerate the exercisability of any SAR at any time, except to the extent of any automatic acceleration of SARs under Section 10.12.

                                       V.

     Section 10.2 is hereby amended to read in its entirety as follows:

          10.2 Transferability of Incentives. No stock option or SAR granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

          (a) by will;

          (b) by the laws of descent and distribution; or

          (c) in the case of non-qualified stock options or SARs only,

              (i) pursuant to a domestic relations order,as defined in the Code,

              (ii)  to family members,

              (iii) to a family partnership,

              (iv)  to a family limited liability company, or

              (v)   to a trust for the benefit of family members,

in all such cases, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or SAR or levy of attachment, or similar process upon a stock option or SAR not specifically permitted herein, shall be null and void and without effect.

                                       VI.

     Section 10.3 entitled "Non-Transferability of Common Stock" and Section
10.14 entitled "Compliance with Section 16" are hereby deleted in their entirety.

     The remaining subsections of Section 10 shall be renumbered accordingly.

     IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 21st day of November, 1996.


                                       CENTURY TELEPHONE ENTERPRISES, INC.

                                           /s/ R. Stewart Ewing, Jr.
                                       By: ___________________________
                                              R. Stewart Ewing, Jr.
                                            Senior Vice President and
                                             Chief Financial Officer